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                                                                  EXHIBIT 99.1

[logo]
NEWS RELEASE
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WESCO International, Inc. / Suite 700, 225 West Station Square Drive
/ Pittsburgh, PA  15219


                        WESCO INTERNATIONAL, INC. REPORTS
                       FISCAL 2003 SECOND QUARTER RESULTS


              Contact: Stephen A. Van Oss, Chief Financial Officer
          WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
                            http://www.wescodist.com

         Pittsburgh, PA, July 23, 2003 - WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2003 second quarter financial results.

         Net sales for the second quarter of 2003 were $820.2 million versus $848.4 million in 2002, a decline of 3.3%. Gross margins for the quarter improved to 18.4% versus 17.6% for the comparable 2002 quarter. Operating income for the current quarter totaled $19.0 million versus $21.6 million in last year's comparable quarter. Depreciation and amortization included in operating income was $5.1 million for 2003 versus $4.4 million in 2002. Net income in 2003's second quarter was $7.4 million versus $5.6 million in the comparable 2002 quarter. Earnings per share were $0.16 per share versus $0.12 per share in 2002.

         On a year-to-date basis, net sales for the six months ended June 30, 2003 were $1,611.0 million versus $1,657.4 million in last year's comparable period, a 2.8% decline. Gross margins in the current six-month period were 18.4% versus 17.8% last year and operating income totaled $37.5 million versus $40.0 million last year. Depreciation and amortization included in operating income was $10.3 million versus $9.6 million last year. Net income for the 2003 year-to-date period was $12.2 million versus $9.4 million last year, while diluted earnings per share were $0.26 per share in 2003 versus $0.20 per share in 2002.

         Stephen A. Van Oss, Vice President and Chief Financial Officer, stated, "We are pleased with the continuing improvements we have achieved in gross margins, particularly given weak product demand from our end markets. Higher employee benefit costs and out of the ordinary fees and expenses associated with certain legal matters resulted in a 2.8% increase in selling, general and administrative expenses over last year's comparable quarter. We expect to achieve further improvements in our capital structure and in the quality of our operations in the coming quarters. During the quarter, our free cash flow was utilized to reduce total indebtedness (including our accounts receivable securitization program), net of cash, by $26.9 million to $642.1 million as of June 30, 2003. For the first six months of 2003, total indebtedness, net of cash, was reduced by $46.3 million. The favorable resolution of certain prior year tax contingencies resulted in a $2.4 million, or $0.05 per share, tax benefit, reducing our effective tax rate to a 2.6% benefit for the quarter. We currently expect our effective tax rate to return to a normalized level for the balance of 2003."


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         Mr. Van Oss, continued, "We have an abundant supply of capital available to operate in the current economic environment. As of June 30, 2003, we had unutilized borrowing capacity of approximately $178 million. The Company is working towards the successful completion of a revised and improved Accounts Receivable Securitization financing in an amount of up to $350 million. The new structure includes the addition of a three-year commitment of up to $150 million that will minimize the commitment amount that is subject to an annual renewal. This financing will conclude, for now, a series of capital market transactions that the Company has undertaken over the past two years to improve its capital structure and liquidity position."

         WESCO's Chairman and Chief Executive Officer, Roy W. Haley, commented, "WESCO has held its position in a difficult market, and we are confident that we are well positioned for growth and gains in operating results as economic activity improves. While we are optimistic in the long-term outlook for the markets we serve, we have yet to see consistent evidence of a reversal in the prolonged economic downturn that has adversely affected our industrial and contractor customer base. For the near term, our strategy will be to emphasize sales development programs and to achieve higher standards of service and productivity through implementation of LEAN Enterprise initiatives in branch and headquarters operations. As a result of the focus being given to these programs by a large number of WESCO employees, we expect continued improvement in profitability and cash flow during the remainder of the year."



                                      # # #

Teleconference

WESCO will conduct a teleconference to discuss the second quarter earnings as described in this News Release on July 23, 2003, at 11:00 a.m. E.S.T. The conference call will be broadcast live over the Internet and can be accessed at http://www.shareholder.com/wesco/medialist.cfm> or from the Company's home page at (http://www.wescodist.com). The conference call will be archived on this Internet site for seven days.


                                      # # #

WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation's largest provider of integrated supply services with 2002 annual product sales of approximately $3.3 billion. The Company employs approximately 5,400 people, maintains relationships with 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates five fully automated distribution centers and over 350 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.

                                      # # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as well as the Company's other reports filed with the Securities and Exchange Commission.

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                            WESCO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    ($ in millions, except per share amounts)


                                           THREE MONTHS ENDED            THREE MONTHS ENDED
                                                JUNE 30, 2003                 JUNE 30, 2002
                                           ------------------            ------------------
Net sales                                            $  820.2                      $  848.4
Cost of sales                                           669.3                         699.0
                                                     --------                      --------
   Gross Profit                                         150.9  18.4%                  149.4  17.6%
Selling, general & admin. expenses                      126.8  15.5%                  123.4  14.5%
Depreciation & amortization                               5.1                           4.4
                                                     --------                      --------
   Income from operations                                19.0   2.3%                   21.6   2.5%
Interest expense, net                                    10.5                          11.1
Other expense                                             1.3                           1.7
                                                     --------                      --------
   Income before income taxes                             7.2   0.9%                    8.8   1.0%
Provision (benefit) for income taxes                     (0.2)                          3.2
                                                     --------                      --------
   Net income                                        $    7.4   0.9%               $    5.6   0.7%
                                                     ========                      ========

Diluted earnings per common share:
   Net Income                                        $   0.16                      $   0.12
   Weighted Average Shares Outstanding                   46.5                          47.1


                                             SIX MONTHS ENDED              SIX MONTHS ENDED
                                                JUNE 30, 2003                 JUNE 30, 2002
                                             ----------------              ----------------
Net sales                                            $1,611.0                      $1,657.4
Cost of sales                                         1,314.7                       1,362.3
                                                     --------                      --------
   Gross Profit                                         296.3  18.4%                  295.1  17.8%
Selling, general & admin. expenses                      248.5  15.4%                  245.5  14.8%
Depreciation & amortization                              10.3                           9.6
                                                     --------                      --------
   Income from operations                                37.5   2.3%                   40.0   2.4%
Interest expense, net                                    20.9                          22.0
Loss on debt extinguishment                                 -                           1.1
Other expense                                             2.7                           3.1
                                                     --------                      --------
   Income before income taxes                            13.9   0.9%                   13.8   0.8%
Provision for income taxes                                1.7                           4.4
                                                     --------                      --------
   Net income                                        $   12.2   0.8%               $    9.4   0.6%
                                                     ========                      ========

Diluted earnings per common share:
   Net Income                                        $   0.26                      $   0.20
   Weighted Average Shares Outstanding                   46.5                          47.0



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                            WESCO INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    ($ in millions, except per share amounts)
                                   (unaudited)

                       ASSETS                       JUNE 30, 2003             DECEMBER 31, 2002
                                                    -------------             -----------------
CURRENT ASSETS
      Cash and cash equivalents                          $   33.2                      $   22.6
      Trade accounts receivable                             272.4                         182.2
      Inventories, net                                      337.9                         338.8
      Prepaid expenses and other current assets              26.6                          33.4
                                                         --------                      --------
         Total current assets                               670.1                         577.0
Total other assets                                          427.9                         438.1
                                                         --------                      --------
         Total assets                                    $1,098.0                      $1,015.1
                                                         ========                      ========

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                   $  374.6                      $  346.5
      Other current liabilities                              56.5                          51.9
                                                         --------                      --------
         Total current liabilities                          431.1                         398.4

Long-term debt (See Note)                                   444.2                         412.2
Other non-current liabilities                                33.9                          35.2
                                                         --------                      --------
         Total liabilities                                  909.2                         845.8

STOCKHOLDERS' EQUITY:
         Total stockholders' equity                         188.8                         169.3
                                                         --------                      --------
         Total liabilities and stockholders' equity      $1,098.0                      $1,015.1
                                                         ========                      ========

Note: Trade accounts receivable and long-term debt have each been reduced by $225 million and $293 million as of June 30, 2003 and December 31, 2002, respectively, in accordance with WESCO's accounting for its accounts receivable securitization facility. In addition, the carrying value of long-term debt decreased a net $2.1 million during the six months ended June 30, 2003 as a result of the decrease in fair value of the Company's interest rate derivative instruments and as a result of non-cash amortization of discounts associated with the Company's Senior Notes.




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                            WESCO INTERNATIONAL, INC.
                 RECONCILIATION OF NON-GAAP FINANCIAL MEASURERS
                          (dollar amounts in millions)
                                   (Unaudited)

                                                     JUNE 30, 2003        MARCH 31, 2003       DECEMBER 31, 2002
                                                     -------------        --------------       -----------------
Total debt                                                  $450.3                $448.4                  $418.0
Plus:  A/R Securitization                                    225.0                 252.0                   293.0
Less:  Cash and cash equivalents                            (33.2)                (31.4)                  (22.6)
                                                            ------                ------                  ------
   Total indebtedness (including A/R
      Securitization Program), net of cash
      (See Note)                                            $642.1                $669.0                  $688.4
                                                            ======                ======                  ======

Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as additional measure of the Company's leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company's net obligation due under all of its financing facilities.

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